SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 27, 1999


                                 Medtronic, Inc.
             (Exact name of Registrant as Specified in its Charter)


                                    Minnesota
                 (State or Other Jurisdiction of Incorporation)



         1-7707                                              41-0793183
(Commission File Number)                                    (IRS Employer
                                                           Identification No.)


                            7000 Central Avenue N.E.
                        Minneapolis, Minnesota 55432-3576
              (Address of Principal Executive Offices and Zip Code)


                                 (612) 514-4000
              (Registrant's telephone number, including area code)



                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)



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Item 5.  Other Events

         On August 27, 1999, the Registrant issued a press release announcing the signing of a merger agreement to acquire Xomed Surgical Products, Inc.. Subject to the terms and conditions of the merger agreement, shares of Xomed will be converted into shares of the Registrant pursuant to the conversion ratio set forth therein and described in the press release. There are outstanding approximately 12.3 million Xomed shares and options to acquire approximately 1.7 million Xomed shares. The full text of the press release is set forth in Exhibit 99 attached hereto and is incorporated in this Report as if fully set forth herein.


Item 7.  Financial Statements and Exhibits

         Exhibit 99 Press release dated August 27, 1999.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      MEDTRONIC, INC.



                                      By   /s/ Arthur D. Collins, Jr.
Date:  August 27, 1999                     Arthur D. Collins. Jr.
                                           President and Chief Operating Officer





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                                  EXHIBIT INDEX

                                 Medtronic, Inc.
                             Form 8-K Current Report
                              Dated August 27, 1999




Exhibit Number             Description

       99                  Press release dated August 27, 1999